Exhibit 10.3
Execution Version
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”), dated as of January 19, 2010, among PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation (“PRGX”), and PRG-SCHULTZ USA, INC., a Georgia corporation (collectively, the “Borrowers”), the other direct and indirect Subsidiaries of PRGX signatory hereto and each other direct or indirect Subsidiary of PRGX hereafter a party hereto (Borrowers, each such Subsidiary of PRGX a party hereto and each other such Subsidiary hereafter becoming a party hereto shall be collectively known as the “Grantors”, and individually as a “Grantor”), in favor of SUNTRUST BANK, in its capacity as the administrative agent (the “Administrative Agent”), for the several banks and other financial institutions and lenders (the “Lenders”) from time to time party to the Revolving Credit and Term Loan Agreement, dated as of the date hereof, by and among the Borrowers, the Administrative Agent, the Lenders, and SunTrust Bank, as Issuing Bank (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) and for the other Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to establish a revolving credit facility in favor of and extend term loans to the Borrowers and the Issuing Bank has agreed to establish a letter of credit subfacility to the Borrowers; and
     WHEREAS, it is a condition precedent to the obligations of the Administrative Agent, the Issuing Bank and the Lenders under the Credit Agreement that the Grantors enter into this Agreement to secure all Obligations, and the Grantors desire to satisfy such condition precedent;
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Definitions. Capitalized terms defined in the Credit Agreement and not otherwise defined herein, when used in this Agreement shall have the respective meanings provided for in the Credit Agreement. The following additional terms, when used in this Agreement, shall have the following meanings:
          “Account Debtor” shall mean any person or entity that is obligated under an Account.
          “Accounts” shall mean all “accounts” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, and, in any event, shall mean and include, without limitation, (a) all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to any Grantor arising from the sale or lease of goods or other property by any Grantor or the performance of services by any Grantor (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the UCC in effect in any jurisdiction, and specifically including, without limitation, any unbilled accounts on the books and records of any Grantor due and owing to such Grantor but not yet evidenced by an invoice, purchase order or similar document), (b) all of each Grantor’s rights in, to and under all purchase and sales orders for goods, services or other property, and all of each Grantor’s rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers’ rights of rescission, replevin, reclamation and rights to stoppage in transit), (c) all monies due to or to become due to any Grantor under all contracts for the sale, lease or exchange of goods or other property or the performance of services by any Grantor (whether or not yet earned by performance on the part of such Grantor), and (d) all collateral security and guarantees of any kind given to any Grantor with respect to any of the foregoing.
          “Borrowing Base Accounts” shall mean Accounts that constitute Collateral and are included (or are proposed to be included) as Eligible Accounts Receivable.
          “Chattel Paper” shall mean all “chattel paper” (as defined in the UCC) owned or acquired by any Grantor or in which any Grantor has or acquires any rights.
          “Collateral” shall mean, collectively, all of the following:
(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property;

(xi) all money, cash or cash equivalents;

(xii) all other goods and personal property, whether tangible or intangible;

(xiii) all Supporting Obligations and Letter-of-Credit Rights of any Grantor;

(xiv)     all books and records pertaining to any of the Collateral (including, without limitation, credit files, Software, computer programs, printouts and other computer materials and records but excluding customer lists); and

(xv) All products and Proceeds of all or any of the Collateral described in clauses (i) through (xiv) hereof.
          Notwithstanding the foregoing, the “Collateral” shall expressly exclude all Excluded Assets.

          “Copyright License” shall mean any and all rights of any Grantor under any written agreement granting any right to use any Copyright or Copyright registration.
          “Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.
          “Deposit Accounts” shall mean all “deposit accounts” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, or other receipts, of any Grantor covering, evidencing or representing rights or interest in such deposit accounts.
          “Documents” shall mean all “documents” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, or other receipts, of any Grantor covering, evidencing or representing goods.
          “Equipment” shall mean all “equipment” (as defined in the UCC) now owned or hereafter acquired by any Grantor and wherever located, and, in any event, shall include without limitation all machinery, furniture, furnishings, processing equipment, conveyors, machine tools, engineering processing equipment, manufacturing equipment, materials handling equipment, trade fixtures, trucks, trailers, forklifts, vehicles, computers and other electronic data processing and other office equipment of any Grantor, and any and all additions, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, all fuel therefore and all manuals, drawings, instructions, warranties and rights with respect thereto.
          “Event of Default” shall have the meaning set forth for such term in Section 7 hereof.
          “Excluded Assets” shall mean the following assets and properties in which any Grantor has any right, title or interest:
          (i) any shares of or interest in Capital Stock of direct and indirect Subsidiaries of PRGX (whether constituting Investment Property, General Intangibles or otherwise) if and to the extent not pledged pursuant to the Equity Pledge Agreement;
          (ii) Equipment that is subject to a “purchase money security interest,” as such term is now or hereafter defined in the UCC, which (x) constitutes a Permitted Lien and (y) prohibits the creation by such Grantor of a junior security interest therein, provided, however, that the foregoing exclusion shall not apply if (a) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such Equipment; or (b) such prohibition would be rendered ineffective pursuant to Section 9-406 of the UCC or Sections 9-407 or 9-408 of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including applicable bankruptcy and insolvency law or principles of equity) provided further that immediately upon the ineffectiveness, lapse or termination of such prohibition, the term “Collateral” shall include, and the applicable Grantor shall be deemed to have granted a security interest in, all its rights, title and interests in and to such Equipment as if such prohibition had never been in effect;
           (iii) any contract, instrument, license, permit or chattel paper in which a Grantor has any right, title or interest if and solely to the extent such contract, instrument or chattel paper includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of such Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such contract, instrument or chattel paper to enforce any remedy with respect thereto; provided, however, that the foregoing exclusion shall not apply if (a) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such contract, instrument or chattel paper, or (b) such prohibition would be rendered ineffective pursuant to Section 9-406 of the UCC or Sections 9-407 or 9-408 of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including applicable bankruptcy and insolvency law or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the term “Collateral” shall include, and the applicable Grantor shall be deemed to have granted a security interest in, all its rights, title and interests in and to such contract, instrument or chattel paper as if such provision had never been in effect;
          (iv) any application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark, service mark or other mark); or
          (v) any Deposit Account maintained exclusively to fund taxes, payroll obligations and/or employee benefit plans;
          Provided, that, in the case of clauses (i) through (v) immediately preceding, all Proceeds of such property shall always be included in the Collateral and Administrative Agent’s security interest granted by the Grantors hereunder shall attach at all times to such Proceeds, unless such Proceeds themselves are Excluded Assets pursuant to the foregoing clauses (i) through (v).
          “Fixtures” shall mean all “fixtures” (as defined in the UCC) now owned or hereafter acquired by any Grantor and wherever located.
          “General Intangibles” shall mean all “general intangibles” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, specifically including, without limitation, any unbilled accounts on the books and records of any Grantor due and owing to such Grantor but not yet evidenced by an invoice, purchase order or similar document, to the extent such unbilled accounts do not constitute Accounts, and, in any event, shall include all right, title and interest in or under all contracts, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification or warranty, all books and records, correspondence, credit files, invoices, tapes, cards, computer runs, domain names, prospect lists, customer lists and other papers and documents.
          “Instruments” shall mean all “instruments” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights and, in any event,

shall include all promissory notes, all certificates of deposit and all letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts or other obligations owed to any Grantor.
          “Intellectual Property” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights: (a) all Patents, patent rights and patent applications, Copyrights and copyright applications, Trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name, service mark registrations, mask works or similar rights, any and all claims for damages by way of past, present or future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement and all derivations thereof (including, without limitation, those Copyrights, Trademarks and Patents listed on Schedule IV hereto); and (b) Patent Licenses, Trademark Licenses, Copyright Licenses and other licenses to use any of the items described in the preceding clause (a), and any other items necessary to conduct or operate the business of each Grantor.
          “Inventory” shall mean all “inventory” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights and, in any event, shall include all goods owned or held for sale or lease to any other Persons.
          “Investment Property” shall mean all “investment property” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights and, in any event, shall include all “certificated securities”, “uncertificated securities”, “security entitlements”, “securities accounts”, “commodity contracts” and “commodity accounts” (as all such terms are defined in the UCC) of each Grantor.
          “Letter-of-Credit Rights” shall mean “letter-of-credit rights” (as defined in the UCC), now owned or hereafter acquired by any Grantor, including rights to payment or performance under a letter of credit, whether or not any Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.
          “License” shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests of each Grantor in Intellectual Property.
          “Patent License” shall mean any written agreement now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights granting any right with respect to any property, process or other invention on which a Patent is in existence.
          “Patents” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part and extensions thereof.
          “Permitted Liens” shall mean Liens expressly permitted under Section 7.2 of the Credit Agreement or otherwise consented to in writing by the Required Lenders.
          “Proceeds” shall mean all “proceeds” (as defined in the UCC) of, and all other profits,

rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Collateral, and, in any event, shall mean and include all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of any Collateral, and any condemnation or requisition payments with respect to any Collateral, and shall include all Proceeds of Proceeds.
          “Secured Obligations” shall mean all Obligations of all of the Loan Parties.
          “Secured Parties” shall mean, collectively, the Administrative Agent, the Lenders, the Issuing Bank, the Specified Hedge Providers and the Specified Bank Product Providers.
          “Security Interests” shall mean the security interests granted to the Administrative Agent on its behalf and on behalf of the other Secured Parties pursuant to Section 3, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.
          “Software” shall mean all “software” (as defined in the UCC), now owned or hereafter acquired by any Grantor, including all computer programs and all supporting information provided in connection with a transaction related to any program.
          “Specified Bank Product Provider” shall mean any Lender or any Affiliate of a Lender to which any Loan Party owes (i) Treasury Management Obligations or (ii) Bank Product Obligations, if at the date of entering into an agreement to provide such services or products, such Person was a Lender or an Affiliate of a Lender and such Person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article IX and X of the Credit Agreement.
          “Specified Hedge Provider” shall mean each party to a Hedging Transaction entered into to limit interest rate or fee fluctuations with respect to the Loans and Letters of Credit if at the date of entering into such Hedging Transaction such person was a Lender or an Affiliate of a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Section 7.2(a), and Articles IX and X, of the Credit Agreement.
          “Supporting Obligations” means all “supporting obligations” (as defined in the UCC), including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.
          “Trademark License” shall mean any written agreement now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any such rights granting to any Grantor any right to use any Trademark.
          “Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any such rights: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof and (iii) all goodwill associated with or symbolized by any of the foregoing.
          “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in the State of Georgia; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a United States (including its territories and the District of Columbia) jurisdiction other than Georgia, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
          “United States” or “U.S.” shall mean the United States of America, any of the fifty states thereof, and the District of Columbia.
     SECTION 2. Representations and Warranties. Each Grantor represents and warrants to the Administrative Agent, for the benefit of Secured Parties, as follows:
          (a) Such Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder and has good and marketable title to all of its Collateral, free and clear of any Liens other than Permitted Liens.
          (b) Other than financing statements, security agreements, or other similar or equivalent documents or instruments with respect to Permitted Liens, no authorized and effective financing statement, mortgage, security agreement or similar or equivalent document or instrument evidencing a Lien on all or any part of the Collateral is on file or of record in any jurisdiction. None of the Collateral is in the possession of a Person (other than any Grantor) asserting any claim thereto or security interest therein, except with respect to Permitted Liens and except that the Administrative Agent or its designee may have possession of Collateral as contemplated hereby.
          (c) When the UCC financing statements in appropriate form are filed in the offices specified on Schedule I attached hereto, the Security Interests shall constitute valid and perfected security interests in the Collateral, prior to all other Liens and rights of others therein except for Permitted Liens, to the extent that a security interest therein may be perfected by filing pursuant to the UCC, assuming the proper filing and indexing thereof.
          (d) All Inventory and Equipment is insured in accordance with the requirements of the Credit Agreement.
          (e) None of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC).
          (f) Schedule II correctly sets forth, as of the Closing Date and, except for changes not othewise prohibited by this Agreement or the other Loan Documents, after the Closing Date, each Grantor’s state of incorporation, taxpayer identification number, organizational identification number and correct legal name indicated on the public record of such Grantor’s jurisdiction of organization which shows such Grantor to be organized.
          (g) The Perfection Certificate, which is attached hereto as Schedule III, correctly sets forth as of the Closing Date: (i) all names and tradenames that each Grantor has used within the last five years, (ii) the chief executive offices of each Grantor over the last five years, and (iii) all other locations in which tangible assets of each Grantor have been located in the last five years. The Credit Agreement, with respect to the Borrowers, and the Subsidiary Guaranty Agreement, with respect to the Subsidiary Loan Parties, correctly sets forth as of the date hereof each Grantor’s mailing address.
          (h) With respect to the Borrowing Base Accounts, except as specifically disclosed to the Administrative Agent or otherwise required to be taken into account under the Credit Agreement for purposes of determining the Eligible Accounts Receivable, (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto except as have arising in the ordinary course of business and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to the Administrative Agent; (iii) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and other reports delivered to the Administrative Agent with respect thereto; (iv) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which, if adversely determined, would reasonably be expected to result in any materially adverse change in such Account Debtor’s financial condition; and (v) such Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further with respect to the Borrowing Base Accounts (i) the amounts shown on such books and records and all invoices, statements and collateral reports which may be delivered to the Administrative Agent with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; and (ii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.
          (i) With respect to any material Inventory, (i) as of the Closing Date, such Inventory is located at one of the Grantor’s locations set forth on the Perfection Certificate, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location except pursuant to the notice required by Section 4(a)(i) below, and with respect to any material Collateral location, if each applicable Grantor has provided an Acknowledgment Agreement or used reasonable commercial efforts to obtain an Acknowledgment Agreement with respect to such location if requested by the Administrative Agent, (iii) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Administrative Agent and except for Permitted Liens, (iv) except as specifically disclosed to the Administrative Agent, such Inventory is of good and merchantable quality, free from any material defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.
          (j) Such Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright that is either (a) registered (or subject to an application for registration) with the United States Patent and Trademark Office or United States Copyright Office, as applicable, or (b) material to the business of PRGX and its Subsidiaries taken as a whole, except as set forth in Schedule IV hereto, as such schedule may be updated from time to time. This Agreement is effective to create a valid and continuing

Lien on and, upon filing of this Agreement or an appropriate short form security instrument with the United States Copyright Office and the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto,, perfected security interests in favor of, the Administrative Agent in such Grantor’s U.S.-registered Patents, U.S.-registered Trademarks and U.S.-registered Copyrights and such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor.
     SECTION 3. The Security Interests. In order to secure the full and punctual payment and performance of the Secured Obligations in accordance with the terms thereof, each Grantor hereby pledges, assigns, hypothecates, sets over and conveys to the Administrative Agent on its behalf and on behalf of the other Secured Parties and grants to the Administrative Agent on its behalf and on behalf of the other Secured Parties a continuing security interest in and to, all of such Grantor’s respective rights in and to all Collateral now or hereafter owned or acquired by such Grantor or in which such Grantor now has or hereafter has or acquires any rights, and wherever located. The Security Interests are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or transfer to the Administrative Agent or any other Secured Party, or in any way affect or modify, any obligation or liability of the Grantor with respect to any Collateral or any transaction in connection therewith.
SECTION 4. Further Assurances; Covenants.
          (a) General.
     (i) No Grantor shall change the location of its chief executive office or principal place of business unless it shall have given the Administrative Agent thirty (30) days prior notice thereof, as well as executed and delivered to the Administrative Agent all financing statements and financing statement amendments which the Administrative Agent may reasonably request in connection therewith. No Grantor shall change the locations, or establish new locations, where it keeps or holds any of the material tangible Collateral or any records relating to any Collateral from the applicable locations described in the Perfection Certificate attached hereto as Schedule III unless such Grantor shall have given the Administrative Agent thirty (30) days prior notice of such change of location and, if such location is a location of material Collateral, if requested by the Administrative Agent, such Grantor shall use reasonable commercial efforts to deliver to the Administrative Agent an executed Acknowledgment Agreement with respect to such location in form and substance reasonably satisfactory to the Administrative Agent. The foregoing covenant shall not apply to any Collateral (including trucks) perfected by recordation of the Administrative Agent’s Lien on the appropriate certificate of title.
     (ii) Except as otherwise consented to by the Required Lenders, no Grantor shall change its name, organizational identification number, identity, jurisdiction of organization, or corporate structure in any manner unless it shall have given the Administrative Agent thirty (30) days prior written notice thereof, and executed and delivered to the Administrative Agent all financing statements and financing statement amendments which the Administrative Agent may request in connection therewith. Except as otherwise permitted under the Credit Agreement, this Agreement or any other Loan Document, no Grantor shall merge or consolidate into, or transfer any of the Collateral to, any other Person other than another Grantor, without the prior written consent of the Required Lenders.
     (iii) Each Grantor hereby authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file financing statements and amendments that describe the collateral covered by such financing statements as “all assets of the Grantor”, “all personal property of the Grantor” or words of similar effect, in such jurisdictions as the Administrative Agent may deem necessary or desirable in order to perfect the security interests granted by such Grantor under this Agreement. Except as otherwise set forth in theCredit Agreement, each Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings with the United States Patent and Trademark Office, Copyright or Patent filings and any filings of financing or continuation statements under the UCC) that from time to time may be necessary to perfect, or that the Administrative Agent may request in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the Security Interests or to enable the Administrative Agent to obtain the full benefits of this Agreement, or to enable the Administrative Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of its Collateral. Each Grantor hereby authorizes the Administrative Agent to execute and file financing statements, financing statement amendments or continuation statements on behalf of such Grantor. Grantors shall pay the costs of, or incidental to, any recording or filing of any financing statements, financing statement amendments or continuation statements necessary in the sole discretion of the Administrative Agent, to perfect the Administrative Agent’s security interest in the Collateral on behalf of the Secured Parties.
     (iv) Except as set forth in the Perfection Certificate attached hereto as Schedule III, no Grantor shall permit any of its material tangible assets, including without limitation, its Inventory and Equipment, to be in the possession of any other Person unless, if requested by the Administrative Agent, such Grantor uses its commercially reasonable efforts to obtain an Acknowledgmen Agreement in form and substance reasonably satisfactory to the Administrative Agent with respect to such location.
     (v) No Grantor shall (A) sell, transfer, lease, exchange, assign or otherwise dispose of, or grant any option, warrant or other right with respect to, any of its Collateral other than as permitted under the Credit Agreement; or (B) create, incur or suffer to exist any Lien with respect to any Collateral, except for Permitted Liens.
     (vi) Each Grantor will, promptly upon request, provide to the Administrative Agent all information and evidence it may reasonably request concerning the Collateral, to enable the Administrative Agent to enforce the provisions of this Agreement.
     (vii) Each Grantor shall take all actions necessary or reasonably requested by the Administrative Agent in order to maintain the perfected status of the Security Interests.
     (viii) Absent the consent of the Administrative Agent, Required Lenders or all Lenders, as applicable, no Grantor shall file any amendment to or termination of a financing statement naming any Grantor as debtor and the Administrative Agent as secured party, or any correction statement with respect thereto, in any jurisdiction except in accordance with Section 14 below.
     (ix) Each Grantor shall take all steps necessary to grant the Administrative Agent control of all material electronic chattel paper in accordance with the UCC and all material “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(b) Accounts, Etc.
     (i) Each Grantor shall use all reasonable efforts consistent with prudent business practice, and the past practices of PRGX and its Subsidiaries, to cause to be collected from its Account Debtors, as and when due, any and all amounts owing under or on account of each account receivable (including, without limitation, accounts receivable which are or become delinquent, such accounts receivable to be collected in accordance with lawful collection procedures) and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such accounts receivable. The costs and expenses (including, without limitation, reasonable attorneys’ fees actually incurred) of collection of accounts receivable incurred by such Grantor or the Administrative Agent shall be borne by the Grantors.
     (ii) Upon the occurrence and during the continuance of any Event of Default, upon request of the Administrative Agent, each Grantor will promptly notify (and each Grantor hereby authorizes the Administrative Agent so to notify) each Account Debtor in respect of any Account or Instrument included as Collateral that such Collateral has been assigned to the Administrative Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Administrative Agent or its designee.
     (iii) Each Grantor will perform and comply in all material respects with all of its obligations in respect of material Accounts, Instruments and General Intangibles.
          (c) Equipment, Etc. Each Grantor shall, if an Event of Default shall have occurred and be continuing, immediately upon the written request by the Administrative Agent, deliver to the Administrative Agent, any and all certificates of title, and applications therefor, if any, of any Equipment of such Grantor, and shall cause the Administrative Agent to be named as lienholder on any such certificate of title and applications. No Grantor shall permit any such items to become a fixture to real estate or an accession to other personal property unless such real estate or personal property is the subject of a fixture filing (as defined in the UCC) creating a first priority perfected Lien in favor of the Administrative Agent.
          (d) Patents, Trademarks, Etc. Each Grantor shall notify the Administrative Agent promptly upon the occurrence of each of the following (i) such Grantor’s acquisition (other than as licensee) after the date of this Agreement of any material Intellectual Property and (ii) a Responsible Officer of such Grantor obtaining knowledge, or reason to know, that any application or registration relating to any material Intellectual Property owned by or licensed to such Grantor is reasonably likely to become abandoned or dedicated, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Grantor’s ownership of any material Intellectual Property, its right to register the same, or to keep and maintain the same.
          (e) Deposit Accounts, Chattel Paper, Investment Property and Letters of Credit.
     (i) Upon the occurrence and during the continuance of an Event of Default, the Grantors shall, if requested by the Administrative Agent, immediately deliver to the Administrative Agent a complete list of all Deposit Accounts maintained by each Grantor, and if requested by the Administrative Agent, shall promptly deliver to the Administrative Agent an executed control agreement with respect to each such account, in form and substance satisfactory to the Administrative Agent in its sole discretion, executed by such Grantor, the bank at which the deposit account is located and the Administrative Agent.
     (ii) If any Grantor shall become the beneficiary of any Letters of Credit, such Grantor shall promptly notify the Administrative Agent thereof and, if requested by the Administrative Agent, such Grantor shall use its reasonable commercial efforts to provide to the Administrative Agent a consent from the issuer of the Letter of Credit consenting to the assignment of the proceeds of such Letter of Credit to the Administrative Agent, such assignment to be in form and substance acceptable to the Administrative Agent.
     (iii) Except as set forth in the Credit Agreement or in the Equity Pledge Agreement, each Grantor, at any time and from time to time, will (a) take such steps as the Administrative Agent may reasonably request from time to time for the Administrative Agent to obtain “control” of any Investment Property or electronic Chattel Paper comprising Collateral, with any agreements establishing control to be in form and substance reasonably satisfactory to the Administrative Agent, and (b) otherwise to insure the continued perfection and priority of the Administrative Agent’s security interest in any of the Collateral and of the preservation of its rights therein.
          (f) Commercial Tort Claims. If any Grantor shall at any time acquire a “commercial tort claim” (as such term is defined in the UCC) with a claim for damages that could reasonably be expected to be in excess of $100,000, such Grantor shall promptly notify the Administrative Agent thereof in a writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Agreement granting a security interest in such commercial tort claim to the Administrative Agent.
     SECTION 5. Reporting and Recordkeeping. Each Grantor covenants and agrees with the Administrative Agent that from and after the date of this Agreement and            so long as any Lender has a Commitment under the Credit Agreement, the Issuing Bank has a commitment to issue any Letter of Credit under the Credit Agreement or any Obligation remains unpaid or outstanding (except to the extent such Obligations consist solely of inchoate indemnity obligations, Treasury Management Obligations and/or Cash Collateralized Letters of Credit complying with the terms and conditions of the Credit Agreement):
          (a) Maintenance of Records Generally. Each Grantor will keep and maintain at its own cost and expense records of its Collateral, complete in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with its Collateral. Each Grantor will mark its books and records pertaining to its Collateral to evidence this Agreement and the Security Interests. All material Chattel Paper included as Collateral will be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of SunTrust Bank, as Administrative Agent.” For the Administrative Agent’s further security, each Grantor agrees that the Administrative Agent shall have a security interest in all of such Grantor’s books and records pertaining to its Collateral and, upon the occurrence and during the continuation of any Event of Default, such Grantor shall deliver and turn over full and complete copies of any such books and records to the Administrative Agent or to its representatives at any time on demand of the Administrative Agent. Upon reasonable notice from the Administrative Agent, and subject to Section 5.7 of the Credit Agreement, each Grantor shall permit any representative of the Administrative Agent, to inspect such books and records and will provide photocopies thereof to the Administrative Agent.

          (b) Special Provisions Regarding Maintenance of Records and Reporting Re: Accounts, Inventory and Equipment;
     (i) Each Grantor shall keep complete and accurate records of its accounts receivable. Upon the request of the Administrative Agent, and prior to an Event of Default no more frequently than one time per calendar quarter, such Grantor shall deliver to the Administrative Agent all documents, including, without limitation, repayment histories and present status reports, relating to its accounts receivable and such other matters and information relating to the status of its then existing Accounts as the Administrative Agent shall reasonably request.
     (ii) In the event any amounts due and owing in excess of $250,000 in the aggregate are in dispute between any Account Debtor and any Grantor, such Grantor shall provide the Administrative Agent with written notice thereof promptly after such Grantor’s learning thereof explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.
     (iii) Each Grantor shall maintain itemized records, accurate in all material respects, itemizing and describing the kind, type, quality, quantity, location and book value of its material Inventory and Equipment and shall, upon request by the Administrative Agent, furnish the Administrative Agent with a current schedule containing the foregoing information.
     (iv) Each Grantor will promptly upon, but in no event later than five (5) Business Days after:
          (A) A Responsible Officer of such Grantor learning thereof, inform the Administrative Agent, in writing, of any delay in such Grantor’s performance of any of its obligations to any Account Debtor with respect to accounts receivable and of any assertion of any claims, offsets or counterclaims by any Account Debtor with respect to accounts receivable and of any allowances, credits or other monies granted by such Grantor to any Account Debtor with respect to accounts receivable, in each case involving amounts in excess of $250,000 in the aggregate for all Accounts of such Account Debtor; and
          (B) Such Grantor’s receipt, or a Responsible Officer of such Grantor learning thereof, furnish to and inform the Administrative Agent of all material adverse information relating to the financial condition of any Borrowing Base Account Debtor with respect to Accounts exceeding $250,000 in the aggregate; and
     (v) Such Grantor will promptly notify the Administrative Agent in writing if any Account, the face value of which exceeds $250,000, arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, or of any state (or department, agency, subdivision or instrumentality thereof) where such state has a state assignment of claims act or other law comparable to the Federal Assignment of Claims Act, and, if an Event of Default has occurred and is continuing, will take any action required or requested by the Administrative Agent to give notice of the Administrative Agent’s security interest in such Accounts under the provisions of the Federal Assignment of Claims Act or any comparable law or act enacted by any state or local governmental authority; and

     (vi) Such Grantor at its expense will cause independent public accountants reasonably satisfactory to the Administrative Agent to prepare and deliver to the Administrative Agent at any time and from time to time promptly upon the Administrative Agent’s request made when any Event of Default exists and is continuing, the following reports: (A) a reconciliation of all of its Borrowing Base Accounts, (B) an aging of all of its Borrowing Base Accounts, (C) trial balances, and (D) a test verification of such Borrowing Base Accounts.
          (c) Further Identification of Collateral. Each Grantor will if so requested by the Administrative Agent furnish to the Administrative Agent, as often as the Administrative Agent reasonably requests but in no event more frequently than once per calendar quarter, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.
          (d) Notices. In addition to the notices required by Section 5(b) hereof, each Grantor will advise the Administrative Agent promptly, but in no event later than fifteen (15) days after the occurrence thereof, in reasonable detail, (i) of any Lien against any of the Collateral, or a Responsible Officer’s becoming aware of any other claim made or asserted against any of the Collateral, that is not expressly permitted by the terms of the Credit Agreement, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the validity, perfection or priority of the Security Interests.
     SECTION 6. General Authority. Each Grantor hereby irrevocably appoints the Administrative Agent its true and lawful attorney, with full power of substitution, in the name of such Grantor, the Administrative Agent or otherwise, for the sole use and benefit of the Administrative Agent on its behalf and on behalf of the other Secured Parties, but at such Grantor’s expense, to exercise, at any time (subject to the proviso below) all or any of the following powers:
(i) to file the financing statements, financing statement amendments and continuation statements referred to in Section 4(a)(iii),
(ii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral or by virtue thereof,
(iii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral,
(iv) to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Administrative Agent were the absolute owner thereof, and
(v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference to the Collateral.
provided, however, that the powers described in clauses (ii), (iii), (iv) and (v) above may be exercised by the Administrative Agent only if an Event of Default then exists.
     SECTION 7. Events of Default. Each of the following specified events shall constitute an Event of Default under this Agreement:
          (a) The existence or occurrence of any “Event of Default” as provided under the terms of the Credit Agreement;
          (b) Any representation or warranty made or deemed made by or on behalf of any Grantor under or pursuant to this Agreement shall have been false or misleading in any material respect when made or deemed made;
          (c) Any Grantor shall fail to observe or perform any covenant or agreement set forth in Section 4(a)(i) through (v) or 4(a)(viii) of this Agreement; or
          (d) Any Grantor shall fail to observe or perform any covenant or agreement set forth in this Agreement other than those referenced in paragraphs (a), (b) and (c) above, and such failure shall remain unremedied for 30 days after the earlier to occur of (i) any Responsible Officer of any Grantor becomes aware of such failure or (ii) notice thereof shall have been given to the Borrowers’ Agent by the Administrative Agent or any Lender.
     SECTION 8. Remedies upon Event of Default.
          (a) If any Event of Default has occurred and is continuing, the Administrative Agent may, without further notice, exercise all rights and remedies under this Agreement or any other Loan Document or that are available to a secured creditor under the UCC or that are otherwise available at law or in equity, at any time, in any order and in any combination, including any such rights and remedies to collect any and all Secured Obligations from the Grantors, and, in addition, the Administrative Agent may sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Administrative Agent may deem satisfactory. The Administrative Agent shall give the Borrowers’ Agent not less than ten days’ prior written notice of the time and place of any sale or other intended disposition of Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Each Grantor agrees that any such notice constitutes “reasonable notification” within the meaning of Section 9-611 of the UCC (to the extent such Section or any successor provision under the UCC is applicable).
          (b) The Administrative Agent may be the purchaser of any or all of the Collateral so sold at any public sale (or, if such Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted under applicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Each Grantor agrees during an Event of Default to execute and deliver such documents and take such other action as the Administrative Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of any kind, including any equity or right of redemption of the Grantors. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix in the notice of such sale. At any such sale Collateral may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine. The Administrative Agent shall not be obligated to make any such sale pursuant to any such notice. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, such Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for such Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Administrative Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The Grantors shall remain liable for any deficiency.
          (c) For the purpose of enforcing any and all rights and remedies under this Agreement, if an Event of Default shall have occurred and be then continuing, the Administrative Agent may (i) require any Grantor to, and each Grantor agrees that it will, at the joint and several expense of the Grantors, and upon the request of the Administrative Agent, forthwith assemble all or any part of its Collateral as directed by the Administrative Agent and make it available at a place designated by the Administrative Agent which is, in the Administrative Agent’s opinion, reasonably convenient to the Administrative Agent and such Grantor, whether at the premises of such Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any such Collateral is or may be located and, without charge or liability to the Administrative Agent, seize and remove such Collateral from such premises, (iii) have access to and use such Grantor’s books and records, computers and software relating to the Collateral, and (iv) prior to the disposition of any of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by such Grantor, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent the Administrative Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used such Grantor.
          (d) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:
     (i) the Administrative Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Grantor in, to and under any Licenses included as Collateral and take or refrain from taking any action under any thereof, and each Grantor hereby releases the Administrative Agent from, and agrees to hold the Administrative Agent free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto except for the Administrative Agent’s gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction; and
     (ii) upon request by the Administrative Agent, each Grantor agrees to execute and deliver to the Administrative Agent powers of attorney, in form and substance satisfactory to the Administrative Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property included as Collateral. In the event of any such disposition pursuant to this Section, each Grantor shall supply its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents or Copyrights, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products, to the Administrative Agent.
     SECTION 9. Limitation on Duty of Administrative Agent in Respect of Collateral. Beyond

reasonable care in the custody thereof, the Administrative Agent shall have no duty as to any Collateral of any Grantor in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Collateral of the Grantors in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and the Administrative Agent shall not be liable or responsible for any loss or damage to any of the Grantors’ Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Administrative Agent in good faith.
     SECTION 10. Application of Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral of the Grantors shall be applied by the Administrative Agent in the manner set forth in Section 2.12(d) in the Credit Agreement.
     SECTION 11. Concerning the Administrative Agent. The provisions of Article IX of the Credit Agreement shall inure to the benefit of the Administrative Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Administrative Agent therein set forth:
          (a) The Administrative Agent is authorized to take all such action as is provided to be taken by it as the Administrative Agent hereunder or otherwise permitted under the Credit Agreement and all other action reasonably incidental thereto. As to any matters not expressly provided for herein or therein, the Administrative Agent may request instructions from the Lenders and shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.
          (b) The Administrative Agent shall not be responsible for the existence, genuineness or value of any of the Grantors’ Collateral or for the validity, perfection, priority or enforceability of the Security Interests, whether impaired by operation of law or by reason of any action or omission to act on its part. The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Grantors.
     SECTION 12. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Administrative Agent may appoint another bank or trust company or one or more other Persons reasonably acceptable to the Required Lenders and, so long as no Event of Default has occurred or is continuing, the Borrowers, either to act as co-agent or co-agents, jointly with the Administrative Agent, or to act as separate agent or agents on behalf of the Administrative Agent and the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 11).
     SECTION 13. Expenses. In the event that any Grantor fails to comply with the provisions of the Credit Agreement, this Agreement or any other Loan Document, such that the value of any of its Collateral or the validity, perfection, rank or value of the Security Interests are thereby diminished or potentially diminished or put at risk in any material respect, the Administrative Agent may, but shall not be required to, after notice to the Borrowers’ Agent, effect such compliance on behalf of such Grantor, and the Grantors shall jointly and severally reimburse the Administrative Agent for the reasonable and actual costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping such Collateral, any and all excise, stamp, intangibles, transfer, property, sales, and use taxes imposed by any state, federal, or local authority or any other governmental authority on any of such Collateral, or in respect of periodic appraisals and inspections of such Collateral, or in respect of the sale or other disposition thereof, shall be borne and paid by the Grantors jointly and severally; and if the Grantors fail promptly to pay any portion thereof when due, the Administrative Agent may, at its option, but shall not be required to, pay the same and charge the Grantors’ accounts therefor, and the Grantors agree jointly and severally to reimburse the Administrative Agent therefor on demand. All sums so paid or incurred by the Administrative Agent for any of the foregoing and any and all other sums for which the Grantors may become liable hereunder and all costs and expenses (including reasonable attorneys’ fees, legal expenses and court costs) incurred by the Administrative Agent in enforcing or protecting the Security Interests or any of its rights or remedies thereon shall be payable by the Grantors on demand and shall bear interest (after as well as before judgment) until paid at the default rate of interest set forth in the Credit Agreement and shall be additional Secured Obligations hereunder.
     SECTION 14. Termination of Security Interests; Release of Collateral. Upon the termination of all Lenders’ Commitments under the Credit Agreement, the Issuing Bank’s commitment to issue any Letter of Credit under the Credit Agreement and the repayment of all Obligations (except to the extent such Obligations consist solely of inchoate indemnity obligations, Treasury Management Obligations and/or Cash Collateralized Letters of Credit complying with the terms and conditions of the Credit Agreement), the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination of the Security Interests or release of such Collateral, the Administrative Agent will, at the expense of the Borrowers, execute and deliver to the Borrowers’ Agent such documents as the Grantors shall reasonably request, but without recourse or warranty to the Administrative Agent, including but not limited to written authorization to file termination statements to evidence the termination of the Security Interests in such Collateral.
     SECTION 15. Notices. All notices, requests and other communications to the Grantors or the Administrative Agent hereunder shall be delivered in the manner required by the Credit Agreement and shall be sufficiently given to the Administrative Agent or any Grantor if addressed or delivered to them at, in the case of the Administrative Agent and the Borrowers’ Agent, its addresses and telecopier numbers specified in the Credit Agreement and in the case of any other Grantors, at their respective addresses and telecopier numbers provided in the Subsidiary Guaranty Agreement. All such notices and communications shall be deemed to have been duly given at the times set forth in the Credit Agreement.
     SECTION 16. No Waiver; Remedies Cumulative.
          (a) No failure or delay of the Administrative Agent of any kind in exercising any power, right or remedy hereunder and no course of dealing between any Grantor on the one hand and the Administrative Agent or any holder of any Note on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy hereunder or under any other Loan Document, or any abandonment or discontinuance of steps to enforce such a power, right or remedy, preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The rights of the Administrative Agent hereunder, and of the Administrative Agent, Lenders and Issuing Bank under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle such Grantor to any other or further notice in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Grantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).
     SECTION 17. Successors and Assigns. This Agreement is for the benefit of the Administrative Agent and the Secured Parties and their permitted successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Grantors, and by its acceptance hereof, the Administrative Agent for the benefit of the Secured Parties, and their respective successors and assigns; provided, however, that no Grantor may assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders.
     SECTION 18. Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Agreement shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.
          (b) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States courts located within Northern District in the State of Georgia, and the Business Case Division of the Fulton County Superior Court located in Atlanta, Georgia and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia state court or, to the extent permitted by applicable law, such Federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.
          (c) Each Grantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in the first sentence of paragraph (b) of this Section and brought in any court referred to in in the first sentence of paragraph (b) of this Section. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each Grantor irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of the Credit Agreement. Nothing in this Agreement will affect the right of any Secured Party to serve process in any other manner permitted by law.
     SECTION 19. WAIVER OF JURY TRIAL. EACH PARTY HERETO, AND BY ITS ACCEPTANCE HEREOF THE ADMINISTRATIVE AGENT (ON BEHALF OF THE SECURED PARTIES) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO, AND BY ITS ACCEPTANCE HEREOF THE ADMINISTRATIVE AGENT (ON BEHALF OF THE SECURED PARTIES) (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO AND THE ADMINISTRATIVE AGENT (ON BEHALF OF THE SECURED PARTIES) HAVE BEEN INDUCED TO ENTER INTO (OR ACCEPT, IN THE CASE OF THE ADMINISTRATIVE AGENT) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 20. Severability. Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 21. Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement constitutes the entire agreement among the parties hereto regarding the subject matters hereof and supersedes all prior agreements and understandings, oral or written, regarding such subject matter.
     SECTION 22. Additional Grantors. Pursuant to Section 5.11 of the Credit Agreement, each Subsidiary Loan Party that was not in existence on the date of the Credit Agreement is required to enter into this Agreement as a Grantor upon becoming such a Subsidiary Loan Party. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary Loan Party of an instrument in the form of Exhibit A, such Subsidiary Loan Party shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
     SECTION 23. Headings. The headings of the sections and other provisions hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
(Signatures on following page)

     IN WITNESS WHEREOF, the Grantors have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation
By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]

PRG-SCHULTZ USA, INC., a Georgia corporation
By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]

PRG-SCHULTZ AUSTRALIA, INC., a Georgia corporation
By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]

PRG-SCHULTZ BELGIUM, INC., a Georgia corporation
By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]

(Signatures continue on following page)
Security Agreement

THE PROFIT RECOVERY GROUP GERMANY, INC., a Georgia corporation
By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]

PRG-SCHULTZ FRANCE, INC., a Georgia corporation
By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]
THE PROFIT RECOVERY GROUP NETHERLANDS, INC., a Georgia corporation
By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]
THE PROFIT RECOVERY GROUP NEW ZEALAND, INC., a Georgia corporation
By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]
(Signatures continue on following page)
Security Agreement

PRG-SCHULTZ SCANDINAVIA, INC., a Georgia corporation
By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]

PRG-SCHULTZ PORTUGAL, INC., a Georgia corporation
By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]

PRG-SCHULTZ SWITZERLAND, INC., a Georgia corporation
By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]

THE PROFIT RECOVERY GROUP SPAIN, INC., a Georgia corporation
By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]

(Signatures continue on following page)
Security Agreement

PRG-SCHULTZ EUROPE, INC., a Georgia corporation
By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]

THE PROFIT RECOVERY GROUP ASIA, INC., a Georgia corporation
By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]

PRG-SCHULTZ CANADA, LLC, a Georgia limited liability company
By:	/s/ Robert B. Lee	(SEAL)
	Name:	Robert B. Lee
	Title:	Chief Financial Officer, Treasurer, and Controller

PRG INTERNATIONAL, INC., a Georgia corporation
By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]

PRGDS, LLC, a Georgia limited liability company
By:	/s/ Robert B. Lee	(SEAL)
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

(Signatures continue on following page)
Security Agreement

PRGFS, INC., a Delaware corporation

By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]

PRGTS, LLC, a Georgia limited liability company

By:	/s/ Robert B. Lee	(SEAL)
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

THE PROFIT RECOVERY GROUP MEXICO, INC., a Georgia corporation

By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]

PRG-SCHULTZ BRASIL, LLC, a Georgia limited liability company

By:	/s/ Robert B. Lee	(SEAL)
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

HS&A ACQUISITION — UK, INC., a Texas corporation

By:	/s/ Robert B. Lee
	Name:	Robert B. Lee
	Title:	Chief Financial Officer and Treasurer

[CORPORATE SEAL]

(End of signatures)
Security Agreement

SCHEDULE I
LIST OF FILING OFFICES

Name of Grantor	Jurisdiction	Office(s)
PRG-Schultz International, Inc.	GA	Georgia Central Index
PRG-Schultz Australia, Inc.	GA	Georgia Central Index
PRG-Schultz Belgium, Inc.	GA	Georgia Central Index
The Profit Recovery Group Germany, Inc.	GA	Georgia Central Index
PRG-Schultz France, Inc.	GA	Georgia Central Index
The Profit Recovery Group Netherlands, Inc.	GA	Georgia Central Index
The Profit Recovery Group New Zealand, Inc.	GA	Georgia Central Index
PRG-Schultz Scandinavia, Inc.	GA	Georgia Central Index
PRG-Schultz Portugal, Inc.	GA	Georgia Central Index
PRG-Schultz Switzerland, Inc.	GA	Georgia Central Index
The Profit Recovery Group Spain, Inc.	GA	Georgia Central Index
PRG-Schultz Europe, Inc.	GA	Georgia Central Index
The Profit Recovery Group Asia, Inc.	GA	Georgia Central Index
PRG-Schultz Canada, LLC	GA	Georgia Central Index
PRG International, Inc.	GA	Georgia Central Index
PRGDS, LLC	GA	Georgia Central Index
PRGFS, Inc.	DE	Delaware State Index
PRG-Schultz USA, Inc.	GA	Georgia Central Index
PRGTS, LLC	GA	Georgia Central Index
The Profit Recovery Group Mexico, Inc.	GA	Georgia Central Index
PRG-Schultz Brasil, LLC	GA	Georgia Central Index
HS&A Acquisition — UK, Inc.	TX	Texas State Index

SCHEDULE II

	Jurisidiction of	Taxpayer ID	Organizational
Grantor’s Exact Legal Name	Incorporation	Number	ID Number
PRG-Schultz International, Inc.	Georgia	58-2213805	K602561
PRG-Schultz Australia, Inc.	Georgia	58-2248063	K614523
PRG-Schultz Belgium, Inc.	Georgia	58-2226408	K609517
The Profit Recovery Group Germany, Inc.	Georgia	58-2248439	K619962
PRG-Schultz France, Inc.	Georgia	58-2074681	K323981
The Profit Recovery Group Netherlands, Inc.	Georgia	58-2247655	K616811
The Profit Recovery Group New Zealand, Inc.	Georgia	58-2248046	K614252
PRG-Schultz Scandinavia, Inc.	Georgia	58-2561588	0029009
PRG-Schultz Portugal, Inc.	Georgia	58-2561834	0029010
PRG-Schultz Switzerland, Inc.	Georgia	58-2406318	K828388
The Profit Recovery Group Spain, Inc.	Georgia	58-2461695	K917375
PRG-Schultz Europe, Inc.	Georgia	20-3365295	0542674
The Profit Recovery Group Asia, Inc.	Georgia	58-2074456	K323809
PRG-Schultz Canada, LLC	Georgia	90-0350839	07101248
PRG International, Inc.	Georgia	58-2341353	K732287
PRGDS, LLC	Georgia	43-2093272	0600266
PRGFS, Inc.	Delaware	51-0386672	2986065
PRG-Schultz USA, Inc.	Georgia	58-2213805	K602561
PRGTS, LLC	Georgia	43-2093270	0600268
The Profit Recovery Group Mexico, Inc.	Georgia	58-1932732	K103703
PRG-Schultz Brasil, LLC	Georgia		08020709
HS&A Acquisition — UK, Inc.	Texas	75-2965383	800028200

SCHEDULE III
PERFECTION CERTIFICATE
[See Attached]

SCHEDULE IV
COPYRIGHTS, TRADEMARKS AND PATENTS
Intellectual Property
[See Attached]